Exhibit 99.1

InfuSystem Holdings, Inc. 3851 W. Hamlin Road Rochester Hills, MI 48309 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem Announces New $75 Million Revolving Credit Facility

Rochester Hills, Michigan, February 11, 2021 – InfuSystem Holdings, Inc. (NYSE American: INFU), (“InfuSystem” or the “Company), a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers, today announced it has secured a new $75 million revolving credit facility with JPMorgan Chase Bank, N.A., acting as the lead arranger with a syndicate of financial banking institutions that include Wells Fargo Bank, N.A., PNC Financial Services Group, Inc. and Comerica Bank.

Effective February 5, 2021, the new revolving credit facility replaced the Company’s existing $49 million credit facility which was comprised of a revolver, and three term loans. Terms of the new senior secured revolving credit facility include a five-year term, no amortization, and an Adjusted LIBOR Rate plus an interest rate range of 1.90% to 3.00%, which is based on the Company’s Total Leverage Ratio as defined in the Credit Agreement.

Richard DiIorio, chief executive officer of InfuSystem said, “We are pleased to be announcing our new credit facility which is designed to give us additional liquidity and enhanced financial flexibility and align with our growth-oriented capital allocation strategies. We are now better positioned to capitalize on strategic opportunities to grow and scale up our two operating platforms – Integrated Therapy Services (ITS) and Durable Medical Equipment Services (DME) – with new potential therapies and acquisitions. We completed the full year on December 31, 2020 with approximately $20 million of liquidity and with the closing of a new credit facility we now have over $45 million of liquidity. We appreciate the confidence demonstrated by these high-quality banking partners as the revolver will allow us the flexibility to pay down debt or invest in growth based upon available value-creation opportunities.”

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. (NYSE American: INFU), is a leading national health care service provider, facilitating outpatient care for durable medical equipment manufacturers and health care providers. INFU services are provided under a two-platform model. The lead platform is Integrated Therapy Services (“ITS”), providing the last-mile solution for clinic-to-home healthcare where the continuing treatment involves complex durable medical equipment and services. The ITS segment is comprised of Oncology, Pain Management, and Wound Therapy businesses. The second platform, Durable Medical Equipment Services (“DME Services”), supports the ITS platform and leverages strong service orientation to win incremental business from its direct payor clients. The DME Services segment is comprised of direct payor rentals, pump and consumable sales, and biomedical services and repair.  Headquartered in Rochester Hills, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Forward-looking statements are subject to factors, risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the uncertain impact of the COVID-19 pandemic, our dependence on estimates of collectible revenue, potential litigation, changes in third-party reimbursement processes, changes in law and other risk factors disclosed in the Company’s most recent annual report on Form 10-K and, to the extent applicable, quarterly reports on Form 10-Q. All forward-looking statements made in this press release speak only as of the date hereof. We do not undertake any obligation to update any forward-looking statements to reflect future events or circumstances, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

# # #